Exhibit 99.1

September 11, 2017

The Board of Directors

Simmons First National Corporation

501 Main Street

Pine Bluff, Arkansas 71601

Dear Directors:

We hereby consent to the inclusion of our opinion letters, dated December 13, 2016, and January 23, 2017, to the Board of Directors of Simmons First National Corporation (“Simmons”) as Annex C and Annex D, and to the reference thereto, quotation therefrom, or summarization thereof, under the captions “Opinion of Simmons’ Financial Advisor” in Amendment No. 2 to the Registration Statement on Form S-4. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

MERCER CAPITAL

Jeff K. Davis, CFA

Managing Director

MERCER CAPITAL	5100 Poplar Avenue, Suite 2600 Memphis, Tennessee 38137	901.685.2120 (P) 901.685.2199 (F)	www.mercercapital.com